SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 12, 2003


                                 SKYFRAMES, INC.
             (Exact name of registrant as specified in its charter)


                                      Utah
                 (State or other jurisdiction of incorporation)


         0-27849                                                  00-001748413
(Commission File Number)                      (IRS Employer Identification No.)


 555 Anton Boulevard, Suite 1200, Costa Mesa, California                  92626
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (714) 850-1100
         CIK Number 0001097900

Item 4.       Change in Accountants.

          The Registrant's former independent accountants Bierwolf Nilson & Associates, ("BNA") were dismissed on May 12, 2003. The report by BNA on the financial statements of the Registrant dated July 29, 2002, including balance sheets as of June 30, 2002 and 2000 and the statements of operations, cash flows and statement of stockholders' equity for the years ended June 30, 2002 and 2001 and the period inception (June 4, 1926) to June 30, 2002 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. On May 12, 2003 the Registrant engaged Pritchett, Siler & Hardy, P.C. as its new independent accountants. Prior to the engagement of Pritchett, Siler & Hardy, P.C., the Registrant did not consult with Pritchett, Siler & Hardy, P.C., on the application of accounting principles to any specific transaction nor the type of audit opinion that might be rendered on the Registrant's financial statements. BNA was provided by the disclosure set forth above and provided the Registrant with a letter to the effect that it did not disagree with the above statements as far as they related to Thurman, Shaw. A copy of Thurman Shaw's letter is filed as an exhibit to this Current Report.


          (c)     Exhibits

          16.1    Letter from BNA filed herewith.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 14, 2003                                   SKYFRAMES, INC.



                                                       By: /s/ James W. France
                                                       James W. France
                                                       President